Exhibit 99.1

Pacific WebWorks Announces

Corporate Restructuring

SALT LAKE CITY, UT November 13, 2012 -- Pacific WebWorks, Inc. (OTCBB: PWEB) today announced that the Company’s longtime Chairman and CEO, Kenneth W. Bell intends to retire effective November 30, 2012.  Mr. Bell has served as the CEO of Pacific WebWorks since joining the Company in January, 2001 and as Chairman since March, 2001.  Company President, K. Lance Bell has been appointed as the new Chairman and CEO, effective December 1, 2012.

Lance has served as President of Pacific WebWorks since May, 2011 and has 13 years previous experience in the software business, most recently with CedarCrestone, Inc., an international software consulting firm.  Lance holds an MBA from Emory University in Atlanta, Georgia.

The Company also announced that James C. Roundy will be appointed as Vice President of Sales and Marketing and will fill a seat on the Company’s board of directors.  Additionally, Tanner J Purser will be appointed as Controller and Secretary to the board of directors.

Mr. Roundy has spent several years working in the financial services industry.  Most recently, he founded and operated a sports apparel business, a majority of which was purchased by Pacific WebWorks in 2011.  Mr. Roundy holds a B.S. in Economics from the University of Utah.

Mr. Purser has several years experience as an accountant and an independent auditor.  Most recently, he has been serving as the Accounting Manager for Pacific WebWorks.  Mr. Purser holds a Masters of Accountancy from Westminster College in Salt Lake City, Utah.

Lance Bell, Company President stated, “We’d like to thank Ken for his many years of service at Pacific WebWorks.  He has provided invaluable leadership for the Company through many challenges and successes.  Ken will be missed and we wish him well as he moves on to new pursuits.”

Bell continued, “We are excited to have James and Tanner join the management team at Pacific WebWorks.  They are both uniquely qualified to help lead the business and make a valuable contribution to our future success.”

Bell concluded, “We are moving forward into the next chapter of the Pacific WebWorks story, fortunate to have the resources that will help to facilitate the Company’s growth and committed to building value for our shareholders.  We are enthused about the opportunities that the future holds and confident that we can achieve much success as we execute our business plans.”

About Pacific WebWorks

Pacific WebWorks provides a comprehensive suite of affordable, easy-to-use software programs for small businesses that want to create, manage, and maintain an effective Web strategy including full e-commerce capabilities. Pacific WebWorks operates a number of wholly owned subsidiaries including IntelliPay, our Internet gateway, TradeWorks Marketing, Headlamp Ventures and others.

Forward-Looking Statements

All statements other than statements of historical fact included in this press release are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and other similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including the Company's ability to maintain sufficient credit card processing capabilities to service the demands of their hosting portfolio and other risk factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission. Such statements reflect the current view of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions related to the operations, result of operations, growth strategy and liquidity of the Company.  All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Pacific WebWorks, Inc.

Investor Relations

801-578-9020 or

ir@pacificwebworks.com